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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

To AmeriGas Partners, L.P.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 10, 2000, included or incorporated by reference in the Annual Report of AmeriGas Partners, L.P. on Form 10-K for the fiscal year ended September 30, 2000, and to all references to our Firm included in or made part of this Registration Statement.



/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
    November 19, 2001